Exhibit 10.1

STOCK PURCHASE AGREEMENT

 STOCK PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into as of this 4th day of January 2021, by and between Atlanta CBD, Inc., a Georgia corporation (the “Company”), Floretta Gogo (“Gogo”) and the Xavier Carter (“Carter”) (Gogo and Carter are collectively referred to herein as, the “Seller”) and The Cannaisseur Group, Inc., a Delaware corporation (the “Buyer”).

WITNESSETH:

WHEREAS, Gogo owns of record and beneficially 5,000 shares or fifty percent (50%) of the outstanding shares of the capital stock of the Company;

WHEREAS, Carter owns of record and beneficially 5,000 shares or fifty percent (50%) of the outstanding shares of the capital stock of the Company;

WHEREAS, Seller owns of record and beneficially 10,000 (100%) of the outstanding shares of capital stock of the Company and has full power and authority to transfer all of these shares of the issued and outstanding shares of the Company.

WHEREAS, Gogo and Carter desire to sell to Buyer, and Buyer desires to buy from Gogo and Carter, respectively, 2,550 and 2,550 issued and outstanding shares of the Company (the “Shares”) representing 51% interest in the Company;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

TERMS OF PURCHASE AND SALE

1.1 Purchase and Sales of Shares of the Company. On the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for the purchase price specified herein. At the Closing, Seller shall deliver to Buyer certificates representing all of the Shares which are required to be delivered or are otherwise deliverable by Seller pursuant hereto at the Closing duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such Shares in blank, and Buyer shall deliver to Sellers the Purchase Price.

1.2 The Closing. The purchase and sale of the Shares shall take place at the offices of the Company on January 4, 2021 (the “Closing Date”). In no event shall the Closing Date be later than January 15, 2021. The Closing shall be deemed to have taken place at 5:00 P.M. on the Closing Date.

1.3 Purchase Price. Buyer agrees to pay Seller at the Closing, Thirteen Million Six Hundred Shares (13,600,000) of Buyer common stock, par value $0.0001 per share (the “Purchase Price Shares”) The Purchase Price Shares shall be 6,800,000 to Gogo and 6,800,000 to Carter.

1.4 Buyer Management. The parties agree that immediately after the Closing, Gogo shall be appointed as President and Chief Executive Officer of Buyer and Carter shall be appointed as Chief Operating Officer of Buyer and both shall also be appointed to the Board of the Buyer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants:

2.1 Corporate Existence of Company, Etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Georgia, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. Attached as Exhibit A is a complete and correct copy of the Company’s Certificate of Incorporation, as amended to date, certified by the Secretary of Georgia. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights.

2.2 Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, $0.001, par value per share, of which 10,000 shares are issued and outstanding, 5,000 of which are owned of record and beneficially by Gogo and 5,000 of which are owned of record and beneficially by Carter. Seller has full power and authority to transfer the Shares. All outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any Shares or of any other capital stock of the Company or any securities convertible into, or other rights to acquire, any such Shares or other capital stock of the Company or (ii) obligates the Company or Seller to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such Shares, capital stock, securities or rights. No person has any right to require the Company to register any of its securities under the Securities Act of 1933 (the “1933 Act”).

2.3 Title to Shares. The sale and delivery of the Shares to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Shares under applicable securities laws). Buyer shall not issue any additional stock in the Company, without the prior written consent of Buyer

2.4 Authorization of Seller, Etc. Each of Gogo and Carter has all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder, and the execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights.

2.5 Consents and Approvals. There is no authorization, consent order or approval of, or notice to or filing with, any governmental authority required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by the Seller of the sale of the Shares pursuant to this Agreement.

2.6 No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation by the transactions contemplated hereby will not conflict with, or constitute or result in a breach, default or violation of (with or without the giving of notice or the passage of time) any of the terms, provisions or conditions of, (i) the Certificate of Incorporation or By-Laws of Seller or the Company; (ii) any law, ordinance, regulation or rule applicable to Seller or the Company; (iii) any order, judgment, injunction or other decree by which Seller or the Company or any of their respective assets or properties is bound; or (iv) any written or oral contract, agreement, or commitment to which Seller or the Company is a party or by which they or any of their respective assets or properties is bound; nor will such execution, delivery and performance result in the creation of any material Encumbrance upon any properties, assets or rights of the Company.

2.7 Subsidiaries. The Company does not own any equity ownership interest, directly or indirectly, in any person, corporation or other entity.

2.8 Financial Statements. A copy of the statements of income of the Company for the year ended December 31, 2019 and the year ended December 31, 2020, (collectively the “Financial Statements”), is attached as Exhibit B. Except as noted therein, the Financial Statements fairly present the financial position of the Company and its results of operations for the twelve-month period ended December 31, 2019 and the twelve-month period ended December 31, 2020, respectively, in conformity with generally accepted accounting principles consistently applied for such periods.

2.9 Liabilities. Except as otherwise disclosed in the Agreement or the attached Exhibits, neither the Company nor any Subsidiary has any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except debts, obligations and liabilities that are fully reflected in, or reserved against on, the Financial Statements.

2.10 Absence of Certain Changes or Events. Except as set forth in the Exhibits or except as otherwise contemplated by this Agreement, since January 4, 2021 there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether covered by insurance or not); (b) any material change in the business, operations or financial condition of the Company; (c) any entry into any transaction, commitment or agreement (including without limitation any borrowing or capital expenditure) material to the Company course of business; (d) any redemption or other acquisition by the Company of the Company’s capital stock or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Company’s capital stock; (e) any increase in the rate or terms of compensation payable or to become payable by the Company or any subsidiary to its directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; (f) any change in production schedules, acceleration of sales, or reduction of aggregate administrative, marketing, advertising and promotional expenses or research and development expenditures other than in the ordinary course of business; (g) any sale, transfer or other disposition of any asset of the Company to any party, including Sellers, except for payment of third-party obligations incurred in the ordinary course of business in accordance with the Company’s regular payment practices; (h) any termination or waiver of any rights of value to the business of the Company; or (i) any failure by the Company to pay their accounts payable or other obligations in the ordinary course of business consistent with past practice.

2.11 Title to Properties. Except as otherwise disclosed in the Agreement or the attached Exhibits, the Company has good and marketable title to all of the assets and properties which they purport to own and which are reflected on the Financial Statements, free and clear of all Encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) encumbrances which individually or in the aggregate do not materially and adversely affect the business, operations or financial condition of the Company.

2.12 Patents, Trademarks, Etc. (a) The Company own or possess adequate licenses or other valid rights to use all United States and foreign patents, trademarks, trade names, service marks, copyrights, and applications therefore which are material to the conduct of the business, operations or financial condition of the Company (the “Patent and Trademark Rights”); (b) the validity of the Patent and Trademark Rights and the title thereto of the Company were not being questioned in any litigation to which the Company was a party, nor, was any such litigation threatened or claims of third parties made; and (c) the conduct of the business of the Company as now conducted does not conflict with any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Patent and Trademark Rights.

2.13 Insurance. All insurance policies with respect to the properties, assets, operations and business of the Company (the “Insurance Policies”) are in full force and effect. There are no pending claims against the Insurance Policies by the Company as to which the insurers have denied liability and with respect to which there is a reasonable likelihood of a settlement or determination adverse the Company. There are no circumstances existing which would enable the insurers to avoid liability under the Insurance Policies or no other parties having an interest under the Insurance Policies. (i) There exists no material claims under the Insurance Policies that have not been properly filed by the Company, (ii) no insurance company has refused to renew any material insurance policy of the Company during the past 18 months, and (iii) there have been no material rate or premium increases or written notice of prospective changes therein on general liability, property or directors and officers liability Insurance Policies during the past 18 months.

2.14 Company Contracts. Exhibit C lists the following (to the extent any of the following exist) (such agreements, commitments, and written summaries of oral agreements being sometimes collectively referred to herein as the “Company Contracts”):

(i)            All leases of real property to which the Company is a party (whether as lesser or lessee);

(ii)           all agreements of the Company for the borrowing or lending of money;

(iii)          all agreements granting any person a lien, security interest, or mortgage on any property or asset of the Company, including any factoring agreement or agreement for the assignment of receivables or inventory;

(iv)          all agreements of the Company guaranteeing, indemnifying, or otherwise becoming liable for the obligations or liabilities of another;

(v)           all agreements of the Company with any manufacturer or supplier with respect to discounts or allowances or extended payment terms;

(vi)          all agreements of the Company with any distributor, dealer, sales agent, or representative;

(vi)          all agreements which restrict the Company from doing any kind of business or from doing business in any jurisdiction or from competing with any person;

(vii)         all shareholders’ agreements, proxies, voting trusts, or powers of attorney to act on behalf of the Company or any of the Subsidiaries or in connection with its properties or business affairs other than such powers to so act as normally pertain to corporate officers;

(viii)        all agreements relating to the sale of assets of the Company;

(ix)           all agreements for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

(x)            the name and current rate of compensation of (A) each director and officer of each Company and (B) each other employee of or consultant to the Company whose current annual rate of compensation (including bonuses and commissions) from the Company is $30,000 or more;

(xi)           the name of each retired employee, officer, or director, if any, of the Company who is receiving or is entitled to receive any payments not covered by any Employee Benefit Plan and his or her age, sex and current unfunded pension benefits; and

(xii)          the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

Each of the Company Contracts is valid, binding, and enforceable in accordance with its terms for the periods (if any) stated therein, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors’ rights generally and limitations on the availability of equitable remedies; the Company has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under the Company Contracts, and there is not, under any of the foregoing, any existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default under any of the Company Contracts. There are no laws, regulations, rules or decrees currently in effect or to be in effect which adversely affect or might adversely affect the Company’s rights under any of the Company Contracts.

2.15 Litigation. There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or orally (a) against the Company or against Seller, in connection with the conduct of the businesses of the Company, (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, or (c) render the Buyer unable to hold shares in, or designate at least a majority of the members of the Board of Directors of, or exercise control over, the Company. The actions or proceedings described in clauses (a), (b) and (c) are collectively referred to as “Litigation.” Neither the Company nor any of the Subsidiaries is not subject to any outstanding order, writ, judgment or decree.

2.16 Taxes. (a) (i) All federal, state, local and material foreign income, franchise, excise, sales and use tax (“Taxes”) returns required to be filed with respect to the Company have been filed in a timely manner (taking into account all extensions of due dates); (ii) the Company has paid, or has made sufficient provision for, or have set up adequate reserves for the payment of, all Taxes shown as due on such returns; (iii) no election under Section 341(f) or Section 338(g) of the Internal Revenue Code of 1986 (the “Code”) has been or will be filed by or on behalf of the Company; (iv) neither the Company has executed any presently effective waiver or extension of any statute of limitations against assessment and collection of Taxes with respect to the Company; and (v) the proper amounts have been withheld by the Company from employees with respect to all cash compensation paid to employees for all periods in compliance in all material respects with the tax and other withholding provisions of all applicable laws. Except as reflected in the Financial Statements, no deficiencies for any taxes have been asserted in writing or assessed against the Company or any of the Subsidiaries which remain unpaid.

2.17 Compliance with Laws. The Company has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to their business (including without limitation, any of the above which relate to the environment).

2.18 Employee Benefits and Agreements.

(a) Exhibit D contains a list of (1) all material employment contracts between the Company and each executive officer thereof, (2) all collective bargaining agreements between the Company and employee representatives, and (3) all bonus, incentive, stock option, stock purchase, phantom stock, stock appreciation rights, performance shares, and similar plans either currently maintained by the Company or any Subsidiary or, if terminated, under which employees or former employees have rights that are outstanding, and all awards and agreements under any of such plans pursuant to which any employees or former employees hold outstanding rights.

2.19 Consents. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

2.20 Licenses and Permits. The Company has all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of their businesses as presently conducted (“Material Permits”).

2.21 Business Relations. The Company is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers. To the knowledge of Seller, no customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby.

2.22 Interest in Competitors, Suppliers, Customers, Etc. Neither any of the Sellers nor any officer or director of the Company or any affiliate of any such officer or director has any ownership interest in any competitor, supplier or customer of the Company accounting for not less than 1% of the Company’s purchases from Suppliers in the most recently ended fiscal year or any property used in the operation of the business of the Company.

2.23 Accounts Receivable. All accounts receivable of the Company as of the Closing Date will represent sales actually made on services actually rendered in the ordinary course of business on or prior to the Closing Date.

2.24 Employee Relations. No union organizational campaign is in process or threatened in writing. The Company has not incurred any work stoppages, general labor disputes, or union strikes in the past three (3) years which have had an adverse effect on the business operations or financial condition of the Company nor have any which would have such an adverse effect been threatened in writing.

2.25 Non-compete. In consideration of the Purchase Price under this Agreement, Seller agrees and covenants that, other than the relationship with Buyer, for a period of five (5) years following the date of this Agreement, Seller shall not directly or indirectly engage in any business competitive with Buyer within a geographical area that is within a fifty (50)-mile radius of the Seller’s location being purchased by Buyer. Directly or indirectly engaging in any competitive business includes but is not limited to: (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Seller for the benefit of a third party that is engaged in such business. Seller agrees that this non-compete provision will not adversely affect Seller’s livelihood. Seller shall not, directly, or indirectly, solicit for employment or employ any employee of the Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1 Organization. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2 Corporate Power and Authority. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.3 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or Operating Agreement of Buyer or any material agreement or other instrument to which Buyer or any of its subsidiaries is a party or by which any of them may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

3.4 Investment Intent. Buyer is acquiring the Shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares, provided that the foregoing shall not limit or otherwise affect the rights or remedies of Buyer hereunder with respect to the breach of any representations, warranties, covenants or agreements of Sellers contained herein.

3.5 Consents. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Seller is required to obtain or make.

3.6 Litigation. There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or, to Buyer’s knowledge, orally threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

ARTICLE IV

CERTAIN COVENANTS OF THE PARTIES

Seller and Company, on the one hand, and Buyer, on the other hand, hereby covenant to and agree with one another as follows:

4.1 Conduct of Business. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in the Exhibits or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), between the date hereof and the Closing Date:

(a) Seller will cause the Company to (i) operate its business only in the ordinary course; (ii) use his best efforts to preserve the business organization of the Company; (iii) maintain its properties, machinery and equipment in sufficient operating condition and repair to enable the Company to operate its business in the manner in which it was operated immediately prior to the date hereof, except for maintenance required by reason of fire, flood or other acts of God (except that any insurance proceeds paid by reason of any such casualty after the date hereof shall be applied towards such maintenance); (iv) continue all of the Insurance Policies (or comparable insurance) in full force and effect; (v) use best efforts to keep available until the Closing Date the services of their present officers and key employees; (vi) pay accounts payable and all other obligations in the ordinary course of business; and (vii) use their best efforts to preserve their relationships with their material lenders, suppliers, customers, licensors and licensees and others having material business dealings with them such that the business will not be impaired; and

(b) Seller will cause the Company not to (i) make any change in its respective Certificates of Incorporation, By-Laws or similar charter documents; (ii) make any change in its issued or outstanding capital stock, or issue any warrant, option or other right to purchase shares of their capital stock or any security convertible into shares of their capital stock, or redeem, purchase or otherwise acquire any shares of their capital stock, or declare any dividends or make any other distribution in respect of their capital stock; (iii) voluntarily incur or assume, whether directly or by way of guarantee or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business; (iv) mortgage, pledge or encumber any material part of its properties or assets, tangible or intangible; (v) sell or transfer any material part of their assets, property or rights, or cancel any material debts or claims; (vi) amend or terminate any Company Contract or any Material Permit to which it is a party, except in the ordinary course of business pursuant to the terms of such Agreement; (vii) make any material change in any company benefit plans, except as required by law and except for changes made in the ordinary course of business in accordance with their customary practices (including increases in compensation and benefits after normal periodic performance reviews); (viii) make any changes in the accounting methods, principles or practices employed by them, except as required by generally accepted accounting principles; (ix) make any capital expenditure or enter into any commitment therefore; (x) incur any debt or make any borrowings, or enter into any commitment therefore; or (xi) enter into any other agreement, course of action or transaction material to the Company and the Subsidiaries except in the ordinary course of business.

4.2 Undertakings. Seller, Company, and Buyer will use their best efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, and to obtain the satisfaction of the conditions specified in Articles VI and VII, as shall be required in order to enable Seller and Buyer to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

4.3 Access. Subject to compliance by Buyer with the provisions of Section 4.4, from the date of this Agreement to the Closing Date Sellers shall (i) provide Buyer with such information as Buyer may from time to time request with respect to the Company, and the transactions contemplated by this Agreement, (ii) provide Buyer and its officers, counsel and other authorized representatives reasonable access during regular business hours and upon reasonable notice to the properties, books, and records of the Company, or as Buyer may otherwise from time to time reasonably request, and (iii) permit Buyer to make such inspections thereof as Buyer may reasonably request.

4.4 Confidentiality.

(a) Unless and until the Closing is consummated, Buyer or Seller or, Company, as the case may be (the “Recipient”), will keep confidential any information which has been furnished to it by or on behalf of Seller or, the Company, or by or on behalf of Buyer, as the case may be (the “Provider”), in connection with the transactions contemplated by this Agreement (“Confidential Information”), and shall use the Confidential Information solely in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, the Recipient will return all Confidential Information to the Provider and either destroy any writings prepared by or on behalf of the Recipient based on Confidential Information or deliver such writings to the Provider. Confidential Information does not include information which (i) is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this Section 4.4, or (ii) is or becomes (but only when it becomes) available to the Recipient on a non-confidential basis from a source other than the Provider, or any of its agents or advisors or employees, provided that such source is not bound by a confidentiality agreement with the Provider in respect thereof.

(b) The Recipient may disclose Confidential Information to any of its directors, officers, employees, agents, advisors and, in the case of Buyer, its prospective lenders and equity participants who need to know such Confidential Information in connection with the transactions contemplated by this Agreement; provided that, prior to making such disclosure, the Recipient shall inform all such persons and entities of the confidential nature of such Confidential Information and such persons and entities shall agree, for the benefit of the Provider, to be bound by the terms and conditions of this Section 4.4. In any event, the Recipient will be responsible for damages incurred by the Provider arising from any breach of this Section 4.4 by any person or entity to whom Confidential Information shall have been furnished. The Recipient may disclose Confidential Information if required by legal process or by operation of applicable law (but only to the extent so required), provided that such Seller shall first promptly notify Buyer thereof so that Buyer may seek an appropriate protective order and/or waive compliance by such Seller with the provisions of this Section 4.4.

ARTICLE V

COVENANTS RELATING TO THE PURCHASE PRICE SHARES

5.1 Legend on Shares. Each certificate representing the Purchase Price Shares shall be stamped or otherwise imprinted on its face with a legend in the following form:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be sold, transferred or otherwise disposed of except in compliance with such Act.”

ARTICLE VI

CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Buyer may waive:

6.1 Representations, Warranties and Covenants of Seller. Seller shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Seller contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date. Buyer shall have received a certificate executed by or on behalf of Seller, and dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 6.1.

6.2 Further Action. All action (including notifications and filings) that shall be required to be taken by Seller in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

6.3 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

6.4 Delivery of Shares. Buyer shall have received certificates representing the Shares.

ARTICLE VII

CONDITIONS TO SELLER’S OBLIGATIONS

The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller may waive:

7.1 Representations, Warranties and Covenants of Buyer. Buyer shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date. Sellers shall have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the condition set forth in this Section 7.1.

7.2 Further Action. All action (including notifications and filings) that shall be required to be taken by Buyer in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

ARTICLE VIII

SURVIVAL

8.1 Survival. The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

ARTICLE IX

TERMINATION PRIOR TO CLOSING

9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(i) By the mutual written consent of Buyer and the Seller; or

(ii) By the Buyer in writing if the Closing shall not have occurred on or before January 31, 2021, or such other date to which the Agreement has been extended pursuant to Section 1.2, provided the delay was not caused by Buyer;

(iii) By either party, against the other, if one or the other, as the case may be, shall (x) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (y) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within (five) days after the party seeking to terminate has notified the other party of its intent to terminate this Agreement pursuant to this clause.

9.2 Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Sections 4.4 and 10.6; provided, however, that termination pursuant to clause (ii) and (iii) of Section 9.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto resulting from its willful breach of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Entire Agreement. This Agreement (including the Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that the Buyer may, at its election and without the prior written consent of Sellers, assign this Agreement to any direct or indirect wholly-owned subsidiary or any other affiliate of Buyer so long as the representations and warranties of Buyer made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, (except as set forth in Article V) there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

10.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

10.5 No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breech of this Agreement other than with respect to the condition so waived.

10.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

10.7 Notices. Any notice, request, instruction or other document (each, a “notice”) to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

if to Company to:	1039 Grant St Se Ste B24, Atlanta, GA 30315

if to Seller Gogo to:	1039 Grant St Se Ste B24, Atlanta, GA 30315

if to Seller Carter to:	1039 Grant St Se Ste B24, Atlanta, GA 30315

if to Buyer to:	1039 Grant St Se Ste B24, Atlanta, GA 30315

10.8 Further Assurances. From and after the Closing Date, each party, at the request of the other party and at the requesting party’s expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Buyer and otherwise enable Buyer and Seller to enjoy the respective benefits contemplated by this Agreement.

10.9 Governing Law. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the Laws of Delaware, without giving effect to the principles of conflicts of law thereof.

10.10 Consent to Jurisdiction. Each of Buyer and Seller (a) consents and submits to the jurisdiction of the Courts of Delaware and of the Courts of the United States for a judicial district within the territorial limits of Delaware for all purposes of this Agreement.

10.11 Public Announcements. Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

10.12 Specific Performance. Buyer on the one hand, and Sellers, on the other hand, each acknowledges that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, Seller or Buyer, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other’s covenants or agreements contained in this Agreement.

[REMANINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

Atlanta CBD, Inc.

By:
NAME:
TITLE

Floretta Gogo (Seller)

Name:

Xavier Carter (Seller)

Name:

The Cannaisseur Group, Inc.

By:
Name: Floretta Gogo
Title: CEO

EXHIBIT A

CERTIFICATE OF INCORPORATION/GOOD STANDING CERTIFICATE

EXHIBIT B

FINANCIAL STATEMENTS

EXHIBIT C

CONTRACTS

NONE

EXHIBIT D

EMPLOYMENT CONTRACTS

NONE

20